Exhibit 23(a)



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register 150,000 shares of St. Joseph Light & Power Company's common stock, of our reports dated January 16, 1996 incorporated by reference and included in St. Joseph Light & Power Company's Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.


                              ARTHUR ANDERSEN LLP



Kansas City, Missouri
May 15, 1996